SOUTHWEST AIRLINES CO. INSIDER TRADING POLICY To: All Board Members, Officers, Employees, and Consultants of Southwest Airlines Co. Date: July 31, 2025 Re: Southwest Airlines Co. Insider Trading Policy Background This policy applies to all Board members, Officers, Employees, and consultants of Southwest Airlines Co. This policy establishes rules intended to help prevent insider trading in Southwest securities and to protect Southwest’s reputation for integrity and ethical conduct. In addition to civil and criminal penalties that the government may impose, your failure to comply with this policy may subject you to sanctions by Southwest, up to and including dismissal, whether or not your failure to comply with this policy results in a violation of law. Please read this policy carefully. Southwest reserves the right to amend or rescind this policy or any portion of it at any time and to adopt different policies and procedures at any time. In the event of any conflict or inconsistency between this policy and any other materials distributed by Southwest, this policy, as may be amended, shall govern. If a law conflicts with this policy, you must comply with the law. Statement of Policy No Transacting on Inside Information. You may not transact in Southwest securities, directly or indirectly through family members or other persons or entities, if you are aware of material nonpublic information relating to Southwest. This policy applies not only to you, but also to: • family members who live with you; • anyone else who lives with you; • any family members who do not live with you, but whose transactions in Southwest securities are directed by you or are subject to your influence or control (such as parents or children who consult with you before they transact in Southwest securities); and • partnerships, trusts, estates, and other entities that you control. You are responsible for the transactions of these other persons and entities and therefore should make them aware of the need to confer with you before they transact in Southwest securities. The existence of a personal financial emergency does not excuse you from compliance with this policy. You may not transact in the securities of any other publicly traded company with which Southwest does business in circumstances where you receive material nonpublic information about such other company that has been provided to Southwest and as to which Southwest has a duty of confidentiality that is known to you regarding such information.

2 No Tipping. You may not communicate material nonpublic information about Southwest to any other person for use in purchasing or selling Southwest securities, and you may not make recommendations or express opinions as to transacting in Southwest securities on the basis of material nonpublic information. These practices, known as “tipping,” can result in civil and criminal penalties even if you have not gained any personal financial benefit from the other person’s transacting in Southwest securities. Material nonpublic information must not be communicated to anyone except as is necessary to the conduct of Southwest’s business and only in accordance with Southwest’s policies on confidentiality. Prohibited Transactions While in Possession of Material Nonpublic Information. The prohibition on transacting in Southwest securities while in possession of material nonpublic information relating to Southwest applies to purchases and sales of Southwest common stock, debt securities (debentures, bonds, and notes), warrants, convertible securities, and derivative securities and gifting of Southwest securities. To be clear, this prohibition on transacting applies to sales to third parties of common stock acquired under Southwest plans. For example: • Application to Restricted Stock Units and Stock Options. This policy’s transacting restrictions apply to any sale of Southwest common stock acquired upon vesting of restricted stock units, exercise of stock options, or other stock-based compensation awards, including any sale that results from a cashless exercise of a stock option through a broker. • Application to Employee Stock Purchase Plan. This policy’s transacting restrictions apply to any sale of common stock purchased through Southwest’s employee stock purchase plan. • Application to ProfitSharing Plan. This policy’s transacting restrictions apply to your Southwest common stock transactions in Southwest’s ProfitSharing Plan. Permitted transactions under Southwest plans are discussed under “Permitted Transactions.” Special and Prohibited Transactions. Except as discussed under “Permitted Transactions,” the following transactions are prohibited. • Hedging Transactions. Hedging or monetization transactions involving Southwest securities are prohibited, whether or not you are in possession of material nonpublic information. • Short Sales. Short sales involving Southwest securities are prohibited. • Derivative Securities. Transactions in derivative securities involving Southwest securities are prohibited. This policy does not, however, restrict holding, exercising, or settling awards such as options, restricted stock, restricted stock units, or other derivative securities granted under a Southwest equity compensation plan. • Gifts. Gifting Southwest securities while in possession of material nonpublic information relating to Southwest is prohibited.

3 • Standing Orders. Individuals subject to Southwest’s Blackout and Pre-Clearance Procedures are prohibited from entering into standing orders. For others subject to this policy, standing orders should be used only for a maximum period of five days or such other time as designated by Southwest’s Chief Legal Officer (or equivalent). • Margin Accounts and Pledges. Individuals subject to Southwest’s Blackout and Pre- Clearance Procedures are prohibited from holding Southwest securities in a margin account or pledging of Southwest securities as collateral for a loan. For others subject to this policy, such margin accounts and pledges are strongly discouraged. Permitted Transactions. Regardless of whether you are in possession of material nonpublic information, certain transactions are permitted: • Stock Options and Other Stock-Based Compensation. This policy does not restrict your exercise or settlement of a stock option or other stock-based compensation received under a Southwest plan or your exercise of a tax withholding right or net settlement pursuant to which Southwest withholds shares subject to an option or other security or shares that vest under a restricted stock grant or other award in order to satisfy tax withholding requirements or the exercise price. • Employee Stock Purchase Plan. This policy does not restrict your purchases of Southwest common stock through Southwest’s Employee Stock Purchase Plan. • ProfitSharing Plan. This policy does not restrict Southwest’s allocation of common stock to your account through Southwest’s ProfitSharing Plan. • Automatic Reinvestment in Dividends. This policy does not restrict the automatic reinvestment of dividends paid on Southwest common stock. This policy does apply, however, to (i) your election to participate in automatic reinvestment of dividends and (ii) your election to increase or decrease your level of automatic reinvestment of dividends. • Mutual Funds. Transactions in diversified mutual funds that are invested in Southwest securities are not prohibited by this policy. • Rule 10b5-1 Plans. Transactions made pursuant to a Rule 10b5-1 Plan are permitted. You must obtain authorization from Southwest’s Chief Legal Officer (or equivalent) before entering into, modifying, or terminating (other than by its normal terms) a Rule 10b5-1 Plan. • Other Transactions. Any transaction specifically approved in advance by Southwest’s Chief Legal Officer (or equivalent) is permitted. Blackout and Pre-Clearance Procedures Under Southwest’s Blackout and Pre-Clearance Procedures, Southwest may prohibit you from transacting in Southwest securities or the securities of other companies at any time. Southwest’s Chief Legal Officer (or equivalent) will notify you in the event of such a prohibition.

4 Definition of Material Nonpublic Information A determination as to whether information is “material” or “nonpublic” depends on all of the relevant facts and circumstances. The following is intended to serve as guidance in making such a determination. Material Information. Information is material if there is a substantial likelihood a reasonable investor would consider the information as significantly altering the total mix of information available. Thus, information may be material if it is likely that a reasonable investor would consider it important in deciding whether to buy, hold, or sell a security. Similarly, information may be material if you reasonably expect that it would affect the price of the security. Both positive and negative information can be material. Common examples of information that could be, but are not necessarily, material include: • Projections of future earnings or losses or other earnings guidance. • Earnings inconsistent with the consensus expectations of the investment community. • The current revenue environment, including advance bookings, yields, and load factors. • Expected capacity growth and new markets. • A pending or proposed merger, acquisition, or tender offer or an acquisition or disposition of significant assets. • A change in executive officers or certain members of the Board of Directors. • Major events related to Southwest securities, such as the declaration of a stock split, the announcement of a stock repurchase program, significant changes in the Southwest’s dividend policy, or the offering of additional equity securities. • Significant changes in Southwest’s or its subsidiaries’ credit ratings. • Severe financial liquidity problems or bankruptcy. • Significant cybersecurity incidents. • Actual or threatened major litigation or the resolution of such litigation. • New major contracts, orders, suppliers, customers, or finance sources, or the loss thereof. Nonpublic Information. Nonpublic information is information not generally known or available to the public. Material information does not necessarily lose its “nonpublic” status as soon as a press release is issued disclosing the information. Therefore, to avoid uncertainty, information should be considered available to the public only when the information has been released broadly to the marketplace (such as by a press release or a filing with the Securities and Exchange Commission) and the investing public has had time to fully absorb the information. Generally, at least one full trading day should be allowed after the broad release of information before such information is deemed to be public. Depending on the particular circumstances, Southwest (through its Chief Legal Officer or equivalent) may determine that a longer or shorter period should apply to the release of specific, material information. Post-Termination Transactions This policy continues to apply even after your services for Southwest have terminated if you are aware of material nonpublic information at that time. If you are aware of material nonpublic

5 information when your services for Southwest have terminated, you may not transact in Southwest securities until that information has become public or is no longer material. Questions Your compliance with this policy is important for you and for Southwest. If you have any questions about this policy, please contact Southwest’s Chief Legal Officer (or equivalent). References in this policy to Southwest’s Chief Legal Officer (or equivalent) mean Southwest’s Chief Legal Officer (or equivalent) or the Chief Legal Officer’s (or equivalent’s) designee. This document states a policy of Southwest Airlines Co. and is not intended to be regarded as legal advice.

SOUTHWEST AIRLINES CO. Blackout and Pre-Clearance Procedures Applicable to Southwest’s Board of Directors, Officers, and Certain Other Employees July 31, 2025 Southwest Airlines Co. has adopted these Blackout and Pre-Clearance Procedures to help prevent inadvertent violations of the federal securities laws and to help avoid the appearance of transacting in Southwest securities while in possession of material nonpublic information. These procedures supplement Southwest’s Insider Trading Policy and apply to Southwest’s Board of Directors, Officers, and certain other Employees as discussed below. Insiders should also adhere to the general prohibitions set forth in the Insider Trading Policy, whether or not Southwest has identified such insider as being in the “Blackout Group.” Blackout Group All members of the Board of Directors, Officers, and other Employees who have been identified by Southwest’s Chief Legal Officer (or equivalent) (generally, persons who routinely receive or have access to material nonpublic information about Southwest) (the “Blackout Group”) are subject to the following blackout procedures. Blackout Procedures for Blackout Group Quarterly Blackout Periods. Members of the Blackout Group may not transact in Southwest securities during the quarterly period designated by Southwest’s Chief Legal Officer (or equivalent) from time to time (the “Quarterly Blackout Period”). Transacting in Southwest securities outside of this period should not be considered a “safe harbor.” Transactions discussed under “Permitted Transactions” in Southwest’s Insider Trading Policy are not subject to the Quarterly Blackout Period. Event-Specific Blackouts. From time to time, Southwest (through its Chief Legal Officer or equivalent) may also subject certain members of the Blackout Group or other persons who are not members of the Blackout Group to an event-specific trading blackout (an “Event-Specific Blackout”) because of the occurrence of an event that is material to Southwest or to another company. The event may be known by only a few members of the Blackout Group or other persons who are not members of the Blackout Group. So long as the event remains material and nonpublic, the Event-Specific Blackout will remain in place. The existence of the Event-Specific Blackout will usually be announced only to those who are aware of the event giving rise to the blackout. Any person made aware of the existence of an Event-Specific Blackout should not disclose the existence of the blackout to any other person (outside those subject to the Event-Specific Blackout) and may not transact in Southwest securities or, if applicable, securities of the other designated company, during the Event-Specific Blackout, except as discussed under “Permitted Transactions” in Southwest’s Insider Trading Policy.

2 Mandatory Pre-Clearance Procedures for Blackout Group Regardless of whether a Quarterly Blackout Period or Event-Specific Blackout is in place, members of the Blackout Group are subject to the mandatory pre-clearance procedures discussed below. Such pre-clearance procedures do not apply to transactions conducted pursuant to Rule 10b5-1 Plans that Southwest’s Chief Legal Officer (or equivalent) has already properly approved. Advance Notice of Transactions. Members of the Blackout Group may not engage in any transaction involving Southwest securities (including, without limitation, transactions such as option exercises, gifts, loans or pledges, contributions to trusts, or other transfers) unless and until pre-clearance has been obtained from Southwest’s Chief Legal Officer (or equivalent) or such other person(s) as may be designated from time to time by Southwest. Transactions by (i) family members or anyone else who lives with a member of the Blackout Group, (ii) any family members who do not live with a member of the Blackout Group, but whose transactions in Southwest securities are directed by a member of the Blackout Group or are subject to such member’s influence or control (such as parents or children who consult with you before they transact in Southwest securities), and (iii) partnerships, trusts, estates, and other entities that a member of the Blackout Group controls may be attributable to such member and must therefore also be pre- cleared. Once pre-clearance to engage in a transaction is obtained, a member of the Blackout Group must complete the transaction within the time period designated by Southwest’s Chief Legal Officer (or equivalent) or such other person(s) as may be designated from time to time by Southwest. Please note that clearance of a proposed transaction does not constitute legal advice or otherwise acknowledge that a member of the Blackout Group does not possess material nonpublic information. Members of the Blackout Group must ultimately make their own judgments regarding, and are personally responsible for determining, whether they are in possession of material nonpublic information. Additional Prohibited Transactions for Blackout Group The following provisions apply from the date of these Blackout and Pre-Clearance Procedures forward unless an exception has been pre-approved in writing by the Chief Legal Officer (or equivalent) (which approval may be withheld in the Chief Legal Officer’s (or equivalent’s) sole discretion): Hedging Transactions. Hedging or monetization transactions involving Southwest securities are prohibited. Short Sales. Short sales involving Southwest securities are prohibited. Derivative Securities. Transactions in derivative securities involving Southwest securities are prohibited. This policy does not, however, restrict holding or exercising or settling options, restricted stock, restricted stock units, or other derivative securities granted under a Southwest equity compensation plan. Standing Orders. Members of the Blackout Group are prohibited from placing standing orders with respect to Southwest securities.

3 Limit Orders. Members of the Blackout Group are prohibited from placing limit orders with respect to Southwest securities. Margin Accounts and Pledges. Members of the Blackout Group are prohibited from holding Southwest securities in a margin account or pledging Southwest securities as collateral for a loan. Company Assistance Your compliance with Southwest’s Insider Trading Policy, including these Blackout and Pre-Clearance Procedures, is important both for you and for Southwest. If you have any questions about the Insider Trading Policy and these procedures, or their application to any proposed transaction, you may obtain additional guidance from Southwest’s Chief Legal Officer (or equivalent). References in these procedures to Southwest’s Chief Legal Officer (or equivalent) mean the Chief Legal Officer (or equivalent) or the Chief Legal Officer’s (or equivalent’s) designee.